Exhibit 10.5

ALEXION PHARMACEUTICALS, INC.

2000 STOCK OPTION PLAN

(AS AMENDED)

1.    Purpose.    The purpose of the Alexion Pharmaceuticals, Inc. 2000 Stock Option Plan (the “Plan”) is to establish a vehicle through which Alexion Pharmaceuticals, Inc. (the “Company”) can make discretionary grants of Options to purchase shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) to members of the Board of Directors of the Company (the “Board”), to officers and other employees of the Company and its Affiliates and to consultants and other independent contractors of the Company and its Affiliates, with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

2.    Definitions.    For purposes of the Plan, the following terms shall have the following meanings:

(a)    “Affiliate” shall mean an affiliate within the meaning of Rule 12b-2 under the Exchange Act.

(b)    “Cause” shall mean, unless otherwise determined by the Committee: (1) in the case where there is no employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant or where such an agreement exists but does not define “cause” (or words of like import), the optionee’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services, unsatisfactory performance of services or material breach of any written agreement between the optionee and the Company or its Affiliates, or (2) in the case where there is an employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant which defines “cause” (or words of like import), the meaning ascribed to such term under such agreement.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)    “Committee” shall mean the committee, consisting of at least two (2) directors, appointed by the Board from time to time to administer the Plan or, if no such committee is appointed, the Board.

(e)    “Detrimental Activities” shall mean any of the following, unless authorized by the Company: (1) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its Affiliates, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates, (2) the disclosure to anyone outside the Company or its Affiliates, or the use in other than the Company’s or its Affiliates’ business, without authorization from the Company, of any confidential information or material relating to the business of the Company or its Affiliates, acquired by the optionee either during or after employment or other service with the Company or its Affiliates, (3) the failure or refusal to disclose promptly and to assign to the Company or its Affiliates all right, title and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by or other service with the Company or its Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or its Affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its Affiliates to secure a patent where appropriate in the United States and in other countries insofar as any matter referred to in this clause (3) violates any obligation of the option holder to the Company or its Affiliates, or (4) any attempt directly or indirectly to induce any employee of the Company or its Affiliates to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its Affiliates.

(f)    “Disability” shall mean, unless as otherwise determined by the Committee or as provided in an employment agreement, the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or its Affiliates by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration.

(g)    “Effective Date” shall mean the date on which the Plan was adopted by the Board, subject to the approval of the Company’s stockholders within twelve (12) months of such date.

(h)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)    “Exchange Transaction” shall mean a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(j)    “Fair Market Value” as of any date shall mean, unless otherwise required by the Code or other applicable law, the closing sale price per share of Common Stock as published by the principal national securities exchange on which the Common Stock is traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over-the-counter market, the value of a share of the Common Stock on such date as determined in good-faith by the Committee.

(k)    “Incentive Stock Option” shall mean an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(l)    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(m)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

(n)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(o)    “Subsidiary” shall mean any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(p)    “Ten Percent Stockholder” shall mean a person owning, at the time of grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation within the meaning of Section 424 of the Code.

3.    Administration.

(a)    Committee. The Plan shall be administered and interpreted by the Committee.

(b)    Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to: (1) select the persons to whom Options shall be granted, (2) grant Options to such persons and prescribe the terms and conditions of such Options (including, but not limited to, the exercise and vesting conditions applicable thereto), (3) interpret and apply the provisions of the Plan and of any agreement or other instrument evidencing an Option, (4) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (5) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The determinations of the Committee, including with regard to questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons.

(c)    Indemnification. The Company shall indemnify and hold harmless each member of the Committee and the Board and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including the advancement of reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

4.    Eligibility.    Options may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its Affiliates), to any officer or other employee of the Company or its Affiliates and to any consultant or other independent contractor who performs or will perform services for the Company or its Affiliates. Notwithstanding the foregoing, Incentive Stock Options may only be granted to persons who are employed by the Company or a Subsidiary at the time of grant.

5.    Available Shares.    Subject to adjustment as provided in Section 10, (a) the

maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 2,400,000 shares, and the (b) maximum number of shares of Common Stock with respect to which Options may be granted to any employee of the Company or its Affiliates in any calendar year shall not cover more than 200,000 shares. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. New Options may be granted under the Plan with respect to Shares of Common Stock which are covered by the unexercised portion of an Option which has terminated or expired by its terms, by cancellation or otherwise. No fractional shares of Common Stock may be issued under the Plan.

6.    Stock Options.

(a)    Type of Options. Subject to the provisions hereof, the Committee may grant Incentive Stock Options and Non-Qualified Stock Options to eligible personnel upon such terms and conditions as the Committee deems appropriate.

(b)    Option Term. Unless sooner terminated, all Options shall expire not more than ten (10) years after the date the Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, not more than five (5) years).

(c)    Exercise Price. The exercise price per share of Common Stock covered by an Option may not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, in case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted).

(d)    Exercise of Options. The Committee may establish such vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an Option as it deems appropriate. All or part of the exercisable portion of an Option may be exercised at any time during the Option term, except that, without the consent of the Committee, no partial exercise of an option may be for less than one hundred (100) shares.

(e)    Payment of Exercise Price. An Option may be exercised by transmitting to the Company: (i) a written notice specifying the number of shares to be purchased, and (ii) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its federal, state, foreign or other tax withholding obligations with respect to such exercise. The Committee may establish such rules and procedures as it deems appropriate for the exercise of Options. The exercise price of shares of Common Stock acquired pursuant to the exercise of an Option may be paid in cash, certified or bank check and/or such other form of payment as may be approved by the Committee and permitted by applicable law from time to time, including, without limitation, shares of Common Stock which have been owned by the holder for at least six (6) months (free and clear of any liens and encumbrances).

(f)    Limitation on Repricing of Options. Under no circumstances may the Board or the Committee, directly or indirectly, reprice or otherwise modify any outstanding Options granted pursuant to the Plan to effect a reduction in the exercise price thereof.

7.    Non-Transferability.    No Option shall be transferable by an optionee other than upon the optionee’s death to a beneficiary designated by the optionee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. All Options shall be exercisable during an optionee’s lifetime only by the optionee. Any attempt to transfer any Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified Stock Option, in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time, including, without limitation, such terms and conditions as are necessary or desirable to comply with applicable law.

8.    Effect of Termination of Employment or Other Service.    Except as otherwise provided herein or determined by the Committee, the following rules shall apply with regard to Options held by an optionee at the time of his or her termination of employment or other service with the Company and its Affiliates:

(a)    Termination due to Death or Disability. If an optionee’s employment or other service terminates due to his or her death or Disability (or if the optionee’s employment or other service is terminated by reason of his or her Disability and the optionee dies within one year of such termination of employment or other service), then: (i) that portion of an Option that is not exercisable on the date of termination shall immediately terminate, and (ii) that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee (or the optionee’s designated beneficiary or representative) during the one year period following the date of termination (or, during the one year after the later death of a disabled optionee) or, if sooner, until the expiration of the stated term thereof, and, to the extent not exercised during such period, shall thereupon terminate.

(b)    Termination for Cause or at a Time when Cause Exists. If an optionee’s employment or other service is terminated by the Company or an Affiliate for Cause or if, at the time of his or her termination, grounds for a termination for Cause exist, then any Option held by the optionee (whether or not then exercisable) shall immediately terminate and cease to be exercisable.

(c)    Other Termination. If an optionee’s employment or other service terminates for any reason or no reason, then, except as provided for in an employment agreement: (i) that portion of an Option held by the optionee that is not exercisable on the date of termination shall immediately terminate, and (ii) that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee during the ninety (90) day period following the date of termination or, if sooner, until the expiration of the stated term thereof, and, to the extent not exercised during such period, shall thereupon terminate.

9.    Cancellation of Options.    Unless an Option agreement specifies otherwise, the Committee will cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired Option at any time if the optionee is not in compliance with all material provisions of the award agreement and the Plan, or if the optionee engages in a Detrimental Activity. Upon exercise of an Option, the optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and has not engaged in any Detrimental Activities. In the event an optionee engages in any Detrimental Activities prior to, or during the six (6) months after, any exercise, such exercise will be rescinded within two (2) years thereafter. In the event of any such rescission, the optionee shall pay to the Company, in the form of Company Common Stock, the amount of any gain realized as a result of the rescinded exercise, in such manner and on such terms and conditions as my be required, and the Company and its Affiliates shall be entitled to set-off against the amount of any such gain, any amount owed to the optionee by the Company or its Affiliates.

10.    Capital Changes; Reorganization; Sale.

(a)    Adjustments upon Changes in Capitalization. The aggregate number and class of shares which may be issued under the Plan, the maximum number and class of shares with respect to which an Option may be granted to any employee during any calendar year and the number and class of shares and the exercise price per share in effect under each outstanding Option shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

(b)    Cash, Stock or other Property for Stock. Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction, all optionees shall be permitted to exercise their outstanding Options (whether or not otherwise exercisable) at least fifteen (15) days prior to the Exchange Transaction (and the Board shall notify each optionee of such acceleration at least fifteen (15) days prior to the Exchange Transaction) and any outstanding Options not exercised before the consummation of the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as a part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”), and if the Board, in its sole discretion, so directs, then all outstanding Options shall be converted into Options to purchase shares of Exchange Stock. The amount and price of the converted options shall be determined by adjusting the amount and price of the Options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction.

(c)    Fractional Shares. In the event of any adjustment in the number of shares covered by an Option, any fractional shares resulting from such adjustment shall be disregarded, and each such Option shall cover only the number of full shares resulting from the adjustment.

(d)    Determination of Board to be Final. All adjustments under this Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11.    Rights as a Stockholder.    No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment therefor has been made, and the applicable income tax withholding obligation has been satisfied. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date a stock certificate (or an equivalent) for such shares is issued to the holder. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such stock certificate (or an equivalent) is issued.

12.    Tax Withholding.    As a condition to the exercise of any Option or the lapse of restrictions on any shares of Common Stock, or in connection with any other event under the Plan that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or its Affiliates: (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an optionee whether or not pursuant to the Plan, and (b) the Company shall be entitled to require that the optionee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable agreement provides otherwise, at the discretion of the Committee, the optionee may satisfy the withholding obligation described under this Section 12 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

13.    Amendment and Termination.    The Board may amend or terminate the Plan at any time, provided that no such action may adversely affect the rights of the holder of any outstanding Option without his or her consent. Except as otherwise provided in Section 10, any amendment which increases the aggregate number of shares of Common Stock that may be issued under the Plan, modifies the class of employees eligible to receive Options under the Plan or otherwise requires stockholder approval shall, to the extent required by applicable law, be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time provided that any amendment which would adversely affect the rights of the holder may not be made without his or her consent.

14.    Term of the Plan.    The Plan shall be effective on the Effective Date. The Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board. The rights of any person with respect to an Option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Option (as then in effect or thereafter amended) and the Plan.

15.    Miscellaneous.

(a)    Documentation. Each Option granted made under the Plan shall be evidenced by a written agreement or other written instrument the terms of which shall be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an Option shall govern the rights and obligations of the optionee (and any person claiming through the optionee) with respect to the Option.

(b)    No Rights Conferred. Nothing contained herein shall be construed to confer upon any individual any right to be retained in the employ or other service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to terminate an optionee’s employment or other service at any time.

(c)    Governing Law. The Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

(d)    Decisions and Determinations. All decisions or determinations made by the Board and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive.

(e)    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(f)    Requirements of Law. The grant of Options and issuance of shares under the Plan shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as the Committee deems necessary or desirable.

(g)    Listing and Other Conditions. As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option shall be conditioned upon such shares being listed on such exchange or system. If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes on the Company.

SCHEDULE A

To Confidential Treatment Request

Section Number	Nature
1.1.5	Product Development and Commercialization
1.1.9(i)	Negotiated Business Terms; Product Development and Commercialization
1.1.9(ii)	Negotiated Business Term; Product Development and Commercialization
1.1.9(iii)	Negotiated Business Terms; Product Development and Commercialization
1.1.9(iv)	Negotiated Business Terms
1.1.9(v)	Negotiated Business Terms
1.1.9(vi)	Negotiated Business Terms
1.1.11	Product Development and Commercialization
1.1.13	Product Development and Commercialization
1.1.14	Product Development and Commercialization
1.1.15	Product Development and Commercialization
1.1.20	Product Development and Commercialization
1.1.21	Product Development and Commercialization
1.1.23	Negotiated Business Terms
1.1.24	Product Development and Commercialization
1.1.28	Product Development and Commercialization
1.1.29	Product Development and Commercialization
1.1.33	Negotiated Business Terms
1.1.34	Negotiated Business Terms
1.1.40	Negotiated Business Terms
1.1.42	Product Development and Commercialization
1.1.45	Product Development and Commercialization
1.1.46	Product Development and Commercialization
1.1.49	Product Development and Commercialization
1.1.50	Negotiated Business Terms; Product Development and Commercialization
2.1	Negotiated Business Terms
2.1.1	Negotiated Business Terms
2.1.2	Negotiated Business Terms
2.1.2(i)	Negotiated Business Terms
2.1.2(ii)	Negotiated Business Terms
3.2.2	Intellectual Property
4.1	Product Development and Commercialization
4.2.1	Product Development and Commercialization
4.2.3	Negotiated Business Terms
5.1	Negotiated Business Terms

Section Number	Nature
5.2	Negotiated Business Terms
6.2	Negotiated Business Terms
6.3	Product Development and Commercialization
6.5	Negotiated Business Terms
6.6	Negotiated Business Terms
6.7	Product Development and Commercialization
6.8	Negotiated Business Terms
6.8.1	Negotiated Business Terms
6.8.3	Negotiated Business Terms
7.2	Negotiated Business Terms
7.3	Negotiated Business Terms
7.5.2	Negotiated Business Terms
7.6	Negotiated Business Terms
8.2.1	Product Development and Commercialization
10.0	Product Development and Commercialization
10.1	Product Development and Commercialization
11.1	Negotiated Business Terms; Product Development and Commercialization
11.4	Negotiated Business Terms
11.5	Intellectual Property
12.2	Negotiated Business Terms
13.1.1	Negotiated Business Terms
13.1.2	Negotiated Business Terms
13.3.1	Negotiated Business Terms
13.3.2	Negotiated Business Terms
13.3.3	Negotiated Business Terms
13.4	Negotiated Business Terms
13.6.1	Negotiated Business Terms
13.6.2	Negotiated Business Terms
13.7	Negotiated Business Terms
13.8	Negotiated Business Terms
13.9	Negotiated Business Terms
13.10	Negotiated Business Terms; Product Development and Commercialization
13.12	Negotiated Business Terms
13.13	Negotiated Business Terms
13.15	Negotiated Business Terms
13.16	Milestones
13.17	Milestones
14.1	Negotiated Business Terms
14.2	Negotiated Business Terms
15.4.3	Negotiated Business Terms
15.4.5	Negotiated Business Terms

Section Number	Nature
15.7	Product Development and Commercialization
16.1.1	Negotiated Business Terms
16.2.1	Negotiated Business Terms
16.5.2	Product Development and Commercialization
16.5.3	Negotiated Business Terms
18.1.1	Negotiated Business Terms
18.1.2	Negotiated Business Terms
18.1.3	Negotiated Business Terms
18.2	Negotiated Business Terms
18.4	Negotiated Business Terms
18.4.1	Negotiated Business Terms
18.4.2	Negotiated Business Terms
18.4.3	Negotiated Business Terms
18.5.1	Negotiated Business Terms; Product Development and Commercialization
18.5.2	Negotiated Business Terms
18.5.5	Negotiated Business Terms; Product Development and Commercialization
18.5.6	Product Development and Commercialization
18.7.1	Negotiated Business Terms
18.7.2	Negotiated Business Terms
18.9	Product Development and Commercialization
18.9.1	Negotiated Business Terms; Product Development and Commercialization
Attachment 1	Intellectual Property
Attachment 2	Intellectual Property